CAMBRIDGE EXECUTIVE SUITES

                                 MANAGED BY

                        CAMBRIDGE EXECUTIVE SERVICES


                         Lease and Service Agreement

THIS LEASE, made and entered into this 17th day of October 2000 by and between, CAMBRIDGE EXECUTIVE SERVICES doing business as CAMBRIDGE EXECUTIVE SUITES, hereinafter referred to as LESSOR, and FIRST IMPRESSIONS, hereinafter referred to as LESSEE: In consideration of the mutual covenants, conditions and premises hereinafter set forth, the parties hereto agree and covenant as follows:

     1. LEASE: LESSOR does hereby grant permission and leases to LESSEE services as described hereon:

          [X]      License Hanging services  (See attachment)
          []       Answering telephone Services
          []       Part Time Office Services

     2. PURPOSE: LESSEE agrees to use the services and/or occupy the premises part time during the term of this lease for the purpose of: Internet perfume sales.

     3.   USE:      No use shall be made of the lease or the premises, not
          any act done in or about the premises which is illegal, unlawful or which will increase the existing rate of insurance upon the building. The LESSEE shall observe such reasonable rules and regulations as may be adopted and published by CAMBRIDGE EXECUTIVE SERVICES for the safety, care and cleanliness of the premises or building and the preservation of good order therein.

     4.   TERM:     The term of this lease shall commence upon receipt of
          Security Deposit ($ WAIVED) and first month's rent (Twenty-five dollars ($25.00)) and continues on a month-to-month basis until the LESSOR or LESSEE terminates this lease by any of the ways described in paragraph six (6) below.

     5.   RENT:          The LESSEE shall pay to LESSOR $25.00 in lawful
          United States money as consideration for using the above-described services. Such fees shall be paid to LESSOR on or before the first
          (1st) of each month and continuous usage of the services, and shall be considered delinquent on the fifth (5th) day of each month. If payment is received by the LESSOR after the fifth (5th) of the month, a five (5) dollar or a five (5) percent (whichever is greater) late fee will be assessed to the LESSEE and the LESSEE

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          must pay such a fee in addition to the regular monthly fee.  If the lease starts on a day other than the first of the month, the first month's fee shall be prorated on the basis of a thirty (30) day month.

     6.   TERMINATION:   There are three (3) ways in which a lease may be
          terminated:

61: (1) If the LESSEE does not pay the monthly fee mentioned in paragraph six 62: (6) above, then LESSOR shall give the LESSEE a five (5) day notice to pay or 63: terminate this lease. If at the end of five (5) days LESSEE has not paid 64: said fee, then LESSOR will terminate this lease.
(2) LESSEE or LESSOR must give a thiry (30) day written notice to LESSOR or LESSEE respectively to terminate this lease.
(3) If the LESSEE shall make or permit to be made any unseemly or disturbing noises or disturb or interfere with the occupants of the premises or neighboring buildings or shall throw anything out of doors, windows or down the passages or endanger the safety of the occupants of the premises, then LESSOR shall consider this lease terminated as of the effective date notice is given.

     7.   DEPOSIT:       LESSEE will give LESSOR a $WAIVED deposit upon
          execution of this lease. Deposit will be refunded upon the termination of this lease if all covenants and conditions of this agreement are met by LESSEE.

     8.   CONDITIONS:    The following conditions must be met regarding
          License Hanging, Answering Services and Part Time Office uses.

          LICENSE HANGING:    LESSOR will give LESSEE a letter granting
          LESSEE permission to use LESSOR'S office at the above-listed location to hang LESSEE'S business license. LESSEE agrees to apply for a business license within thirty (30) days of the date of this agreement. If LESSEE'S application for a business license is denied by the appropriate government agency, then LESSOR will refund to LESSEE all funds paid by LESSEE to LESSOR. The term of the lease shall commence upon verbal approval of the application by the Business Department of the City of Las Vegas. If LESSEE does not meet all of the above conditions, LESSOR will terminate this lease and return LESSEE'S business license to the appropriate license department.

          ANSWERING SERVICE: On any answering service line, if LESSOR receives unorthodox telephone calls continuously on LESSEE'S telephone line and LESSEE has been notified with no resolution, then LESSOR will terminate this lease. LESSOR will give LESSEE a telephone number, which LESSEE may use on letterhead, business cards, flyers, etc. with the sole intent of soliciting legitimate business. Improper use of the telephone answering service other than the one described above, will be determined as a breach of

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          contract and service will be discontinued immediately, upon the discretion of CAMBRIDGE EXECUTIVE SERVICES.

          PART TIME OFFICE:   The Part Time Office and/or Conference Room are
          available by appointment only. Time limit, as per your allocation of hours, is limited per appointment to a maximum of four (4) hours per day. This is to extend the courtesy use to all Part Time Office Users. The "No Smoking" is invoked in the Part Time Office and/or Conference Room. Please observe this as a courtesy to all who use these facilities.


     LESSEE:                     LESSOR:
     FIRST IMPRESSIONS           CAMBRIDGE EXECUTIVE SUITES

     BY: /s/ Tammy Kraft         BY: ___________________________
     TAMMY A. KRAFT, President

     DATE: 10/18/00              DATE: 10/18/00

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                         CAMBRIDGE EXECUTIVE SUITES
                     1601 EAST FLAMINGO ROAD SUITE # 18
                           LAS VEGAS, NEVADA 89119
                               (702) 794-2827









     TO WHOM IT MAY CONCERN:

     CAMBRIDGE EXECUTIVE SUITES, owner of CAMBRIDGE EXECUTIVE SUITES located at 1601 East Flamingo Road, Suite # 18, Las Vegas, Nevada 89119, has given FIRST IMPRESSIONS permission to hang his license at CAMBRIDGE EXECUTIVE SUITES, for and in consideration of a monthly fee of $25.00.


     FIRST IMPRESSIONS          CAMBRIDGE EXECUTIVE SUITES

     BY: _______________         BY: ___________________________
     TAMMY A. KRAFT, President

     DATE: 10/18/00_____          DATE: ________________________